Exhibit 10.1

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”) is entered into effective as of September 11, 2025 (the “Effective Date”), by and between INNOVATIVE FOOD PROPERTIES LLC, a Delaware limited liability company (“Seller”), and MOUNTAINTOP HOLDINGS, LLC, a New York limited liability company (“Purchaser”).

Recitals

A.  Seller and Purchaser are parties to that certain Agreement of Purchase and Sale dated as of July 28, 2025 (the “Purchase Agreement”), relating to the purchase and sale of approximately 15.0 acres located in Mountaintop, Pennsylvania, as more particularly described in the Purchase Agreement. Capitalized terms used but not otherwise defined in this Amendment will have the meanings given to such terms in the Purchase Agreement.

B.  Seller and Purchaser desire to amend the Purchase Agreement as described herein.

Agreement

NOW, THEREFORE, for good and valuable consideration received by them, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.  Incorporation of Recitals. The foregoing recitals are true and correct and are incorporated into this Amendment by reference.

2.  Consideration; Extension Deposit. Seller has agreed to enter into this Amendment in consideration and exchange of an additional earnest money deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00), in immediately accessible funds, deposited with the Title Company (hereinafter, the “Extension Deposit”). The Extension Deposit shall, together with the Initial Deposit and Additional Deposit, be collectively referred to as the “Deposit”, as defined in Section 3(b) of the Purchase Agreement, and disbursed and/or refunded accordingly. This Amendment shall not be effective or binding until the Title Company receives full payment of the Extension Deposit.

3.  Section 6(a) - Inspection Period. The Inspection Period is hereby amended to expire on Monday, September 29, 2025.

4.  Miscellaneous. Except as amended herein, the Purchase Agreement will remain unmodified and in full force and effect in accordance with its terms. This Amendment may be executed in two or more counterparts, a complete set of which will constitute a single original. This Amendment may be executed by electronic means. Emailed PDF signatures hereon or other electronic signatures will be deemed original signatures for all purposes.

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The parties have executed this Amendment as of the Effective Date.

SELLER:

INNOVATIVE FOOD PROPERTIES LLC,
a Delaware limited liability company

By:	/s/ Brady Smallwood
Name:	Brady Smallwood
Title:	Chief Operating Officer

PURCHASER:

MOUNTAINTOP HOLDINGS, LLC,
a New York limited liability company

By:	/s/Breina R. Bruck
Name:	Breina R. Bruck
Title:	Authorized Signatory